NEWS
FOR IMMEDIATE RELEASE

Tech Data Reports First Quarter Fiscal Year 2020 Results

CLEARWATER, Fla., (May 30, 2019) -- Tech Data (NASDAQ: TECD) (the “Company”) today announced its financial results for the first quarter ended April 30, 2019.

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com/investor.

“We are pleased to report a solid start to Tech Data’s fiscal year 20. In Q1 we delivered double-digit earnings per share growth, generated positive cash flow and earned an industry-leading return on invested capital – all while making good progress on our strategy and continuing to invest for the future. Our worldwide teams executed well in the quarter, despite market uncertainty,” said Rich Hume, chief executive officer. “Looking ahead, although IT market growth has slowed somewhat from the year ago levels, demand continues to be solid and we remain positive on the overall IT spending outlook.”

Regional Financial Highlights for the First Quarter Ended April 30, 2019:

Note: NM = not meaningful, WW = worldwide
Stock-based compensation expense was $8.3 million, an increase of $0.7 million, compared to the prior-year quarter. These expenses are excluded from the regional operating results and presented as a separate line item in the company’s segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).

•	Net sales were $8.4 billion, a decrease of 2 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 3 percent.

o	Americas: Net sales were $3.8 billion, an increase of 5 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 6 percent.

o	Europe: Net sales were $4.3 billion, a decrease of 8 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 1 percent.

o	Asia Pacific: Net sales were $0.3 billion, an increase of 15 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 19 percent.

•	Net cash generated by operations during the quarter was $63 million.

•
Return on invested capital for the trailing twelve months was 13 percent, compared to 4 percent in the prior year. Adjusted return on invested capital for the trailing twelve months was 14 percent, compared to 11 percent in the prior year.

“During Q1, we generated $63 million in cash from operations, returned $36 million to our shareholders through share repurchases, and for the trailing twelve month period, earned an adjusted return on invested capital of 14 percent. In addition, we recently improved our liquidity profile to enhance our financial strength and flexibility – all of which reflect our disciplined approach to optimizing our business and commitment to creating shareholder value,” said Chuck Dannewitz, executive vice president, chief financial officer.

Business Outlook

•	For the quarter ending July 31, 2019, the Company anticipates:

o	Worldwide net sales to be in the range of $8.6 billion to $8.9 billion

o	EPS to be in the range of $1.53 to $1.83 and non-GAAP EPS to be in the range of $2.15 to $2.45

o	An effective tax rate in the range of 24 percent to 26 percent

•	This guidance assumes an average U.S. dollar to euro exchange rate of $1.12 to €1.00 which compares to $1.17 to €1.00 in the year-ago period.

Webcast Details
Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the first quarter ended April 30, 2019. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.
Non-GAAP Financial Information
The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company’s operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as “constant currency”), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, value-added tax assessments and related interest expense, tax indemnifications and changes in deferred tax valuation allowances. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company’s Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data’s plans, objectives, expectations and intentions, Tech Data’s financial results and estimates and/or business prospects, involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward looking statements are based on current expectations, estimates, forecasts, and projections about the operating environment, economies and markets in which Tech Data operates and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward looking statements. In addition, any statements that refer to projections of Tech Data’s future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward looking statements. These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data’s Annual Report on Form 10-K for the year ended January 31, 2019, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data’s control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Tech Data undertakes no duty to update any forward looking statements contained herein to reflect actual results or changes in Tech Data’s expectations.

About Tech Data

Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 88 on the Fortune 500® and has been named one of Fortune's "World's Most Admired Companies" for 10 straight years. To find out more, visit www.techdata.com or follow us on Twitter, LinkedIn, and Facebook.

Investor Contact
Tania Almond
Investor Relations Director
+1 727.538.7064
tania.almond@techdata.com

Media Contact
Bobby Eagle
Director, External Communications
+1 727.538.5864
bobby.eagle@techdata.com

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)
(Unaudited)

April 30, 2019	January 31, 2019
ASSETS		
Current assets:		
Cash and cash equivalents	$ 797,500	$ 799,123
Accounts receivable, net	5,423,370	6,241,740
Inventories	3,260,840	3,297,385
Prepaid expenses and other assets	367,858	354,601
Total current assets	9,849,568	10,692,849
Property and equipment, net	271,906	274,917
Goodwill	887,175	892,990
Intangible assets, net	924,338	950,858
Other assets, net	378,762	174,938
Total assets	$ 12,311,749	$ 12,986,552
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities:		
Accounts payable	$ 6,715,555	$ 7,496,466
Accrued expenses and other liabilities	984,366	1,000,126
Revolving credit loans and current maturities of long-term debt, net	123,092	110,368
Total current liabilities	7,823,013	8,606,960
Long-term debt, less current maturities	1,297,943	1,300,554
Other long-term liabilities	274,887	142,315
Total liabilities	$ 9,395,843	$ 10,049,829
Shareholders' equity:		
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at April 30, 2019 and January 31, 2019	$ 89	$ 89
Additional paid-in capital	836,508	844,206
Treasury stock, at cost (22,483,529 and 22,305,464 shares at April 30, 2019 and January 31, 2019)	(1,065,657)	(1,037,872)
Retained earnings	3,141,914	3,086,514
Accumulated other comprehensive income	3,052	43,786
Total shareholders' equity	2,915,906	2,936,723
Total liabilities and shareholders' equity	$ 12,311,749	$ 12,986,552

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended April 30,
	2019	2018
Cash flows from operating activities:
Cash received from customers	$11,913,347	$11,514,374
Cash paid to vendors and employees	(11,800,318)	(12,038,399)
Interest paid, net	(35,101)	(33,763)
Income taxes paid	(14,739)	(8,830)
Net cash provided by (used in) operating activities	63,189	(566,618)
Cash flows from investing activities:
Expenditures for property and equipment	(7,745)	(4,894)
Software and software development costs	(7,534)	(3,561)
Other	(548)	(267)
Net cash used in investing activities	(15,827)	(8,722)
Cash flows from financing activities:
Principal payments on long-term debt	(5,224)	(2,899)
Cash paid for debt issuance costs	(1,028)	—
Net borrowings (repayments) on revolving credit loans	14,227	(13,291)
Payments for employee tax withholdings on equity awards	(8,602)	(6,255)
Proceeds from the reissuance of treasury stock	495	442
Repurchases of common stock	(35,681)	—
Net cash used in financing activities	(35,813)	(22,003)
Effect of exchange rate changes on cash and cash equivalents	(13,172)	(12,708)
Net decrease in cash and cash equivalents	(1,623)	(610,051)
Cash and cash equivalents at beginning of year	799,123	955,628
Cash and cash equivalents at end of period	$797,500	$345,577
Reconciliation of net income to net cash provided by operating activities:
Net income	$55,400	$33,699
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	37,257	40,481
Provision for losses on accounts receivable	1,765	924
Stock-based compensation expense	8,305	7,587
Accretion of debt discount and debt issuance costs	378	378
Changes in operating assets and liabilities:
Accounts receivable	751,836	670,528
Inventories	2,450	(7,387)
Prepaid expenses and other assets	2,245	(30,344)
Accounts payable	(706,381)	(1,132,019)
Accrued expenses and other liabilities	(90,066)	(150,465)
Total adjustments	7,789	(600,317)
Net cash provided by (used in) operating activities	$63,189	$(566,618)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Return on Invested Capital (ROIC)

Adjusted Return on Invested Capital (ROIC)

Guidance Reconciliation